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                                                                Exhibit 99.a(11)

                                   CERTIFICATE

    The undersigned hereby certifies that she is the Assistant Secretary of Morgan Stanley Select Dimensions Investment Series (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Instrument Establishing and Designating Additional Class of Shares of the Trust unanimously adopted by the Trustees of the Trust on April 28, 2005, as provided in Section 6.9(h) of the said Declaration, said Instrument to take effect on April 28, 2005, and I do hereby further certify that such Instrument has not been amended and is on the date hereof in full force and effect.

    Dated this 28th day of April 2005.


                                  /s/ Alice J. Gerstel
                                ---------------------------
                                  Alice J. Gerstel
                                  Assistant Secretary

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               MORGAN STANLEY SELECT DIMENSIONS INVESTMENT SERIES

                     INSTRUMENT ESTABLISHING AND DESIGNATING

                           ADDITIONAL CLASS OF SHARES

WHEREAS, Morgan Stanley Select Dimensions Investment Series ("Trust") was established by the Declaration of Trust dated June 2, 1994, as amended from time to time ("Declaration"), under the laws of the Commonwealth of Massachusetts;

WHEREAS, Section 6.9(h) of the Declaration provides that the establishment and designation of any additional class of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of such class, or as otherwise provided in such instrument, which instrument shall have the status of an amendment to the Declaration;

WHEREAS, on February 24, 2000, the Trustees established and designated an additional class of shares and designated a class for the existing shares held prior to May 1, 2000 ("Existing Class") as provided herein ("2000 Designation");

WHEREAS, the originally executed 2000 Designation was destroyed during the terrorist attacks on the World Trade Center in New York on September 11, 2001; and

WHEREAS, the Trustees have deemed it advisable to formally document the original 2000 Designation.

NOW, THEREFORE, BE IT RESOLVED, pursuant to Section 6.9(h) of the Declaration, there is hereby established and designated an additional class of shares, to be known as: Class Y (the "Additional Class"), which shall be subject to the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in the Declaration with respect to the Existing Class, except to the extent the Morgan Stanley Select Dimensions Investment Series and Morgan Stanley Variable Investment Series Multiple Class Plan Pursuant to Rule 18f-3 attached hereto as EXHIBIT A sets forth differences among each of the Existing Class and the Additional Class; and be it further

RESOLVED, pursuant to Section 6.9(h) of the Declaration, all shares of the Trust issued prior to May 1, 2000 are hereby designated as Class X shares of the Trust.

This instrument may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

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IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 28th day of April, 2005.


/s/ Michael Bozic                        /s/ Charles A. Fiumefreddo
-----------------                        --------------------------
Michael Bozic, as Trustee                Charles A. Fiumefreddo, as Trustee
and not individually                     and not individually
c/o Kramer Levin Naftalis                c/o Morgan Stanley Trust
& Frankel LLP                            Harborside Financial Center,
Counsel to the Independent               Plaza Two
Trustees                                 Jersey City, NJ
919 Third Avenue
New York, NY


/s/ Edwin J. Garn                        /s/ Wayne E. Hedien
-----------------                        -------------------
Edwin J. Garn, as Trustee                Wayne E. Hedien, as Trustee
and not individually                     and not individually
c/o Summit Ventures LLC                  c/o Kramer Levin Naftalis & Frankel LLP
One Utah Center                          Counsel to the Independent Trustees
201 South Main Street                    919 Third Avenue
Salt Lake City, UT                       New York, NY


/s/ James F. Higgins                     /s/ Dr. Manuel H. Johnson
--------------------                     -------------------------
James F. Higgins, as Trustee             Dr. Manuel H. Johnson, as Trustee
and not individually                     and not individually
c/o Morgan Stanley Trust                 c/o Johnson Smick International, Inc.
Harborside Financial Center              2099 Pennsylvania Avenue, N.W.
Plaza Two                                Suite 950
Jersey City, NJ                          Washington, D.C.


/s/ Joseph J. Kearns                     /s/ Michael E. Nugent
--------------------                     ---------------------
Joseph J. Kearns, as Trustee             Michael E. Nugent, as Trustee
and not individually                     and not individually
c/o Kearns & Associates LLC              c/o Triumph Capital, L.P.
23852 Pacific Coast Highway              445 Park Avenue
Malibu, CA                               New York, NY


/s/ Fergus Reid
Fergus Reid, as Trustee
and not individually
c/o Lumelite Plastics Corporation
85 Charles Colman Blvd.
Pawling, NY

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STATE OF NEW YORK )
                  ) ss:
COUNTY OF NEW YORK)

     Sworn to me, on this 28th day of April, 2005, MICHAEL BOZIC, CHARLES
A. FIUMEFREDDO, EDWIN J. GARN, WAYNE E. HEDIEN, JAMES F. HIGGINS, MANUEL H. JOHNSON, JOSEPH J. KEARNS, MICHAEL E. NUGENT, AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.


                  My Commission expires:             JONN WILLIAM PLERCHEE
                                                Notary Public, State of New York
                                                        No. 01PL6080628
                                                  Qualified in New York County
                                               Commission Expires Sept. 16, 2006


                  /s/ Jonn William Plerchee
                  ----------------------------
                  Notary Public                                     (seal)

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               MORGAN STANLEY SELECT DIMENSIONS INVESTMENT SERIES
                              ("SELECT DIMENSIONS")
                    MORGAN STANLEY VARIABLE INVESTMENT SERIES
                             ("VARIABLE INVESTMENT")

                               MULTIPLE CLASS PLAN
                             PURSUANT TO RULE 18f-3

INTRODUCTION

This plan (the "PLAN") is adopted pursuant to Rule 18f-3(d) of the Investment Company Act of 1940, as amended (the "1940 ACT"), effective as of May 1, 2000 (the "EFFECTIVE DATE") and amended as of October 28, 2004. The Plan relates to shares of Select Dimensions and Variable Investment (each, a "FUND"). Each separate portfolio of Select Dimensions and Variable Investment, respectively, is referred to herein as a "Portfolio" (collectively, the "PORTFOLIOS"). The Portfolios are distributed pursuant to a system (the "MULTIPLE CLASS SYSTEM") in which each class of shares (each, a "CLASS" and collectively, the "CLASSES") of a Portfolio represents a pro rata interest in the same portfolio of investments of the Portfolio and differs only to the extent outlined below.

I. DISTRIBUTION ARRANGEMENTS

Two Classes of shares of the Portfolios are offered for purchase by separate accounts established by insurance companies to fund the benefits under certain individual variable life insurance policies and individual and group variable annuity contracts (the "CONTRACTS"). Pursuant to Rule 12b-1 under the 1940 Act, the Portfolios have each adopted a Plan of Distribution (the "12b- 1 PLAN") under which shares of one of the Classes are subject to the service and/or distribution fees ("12b-1 FEES") described below.

1. X CLASS SHARES

X Class Shares are offered at net asset value per share without the imposition of any sales charge. All shares of the Portfolios held prior to the Effective Date have been designated as X Class Shares. X Class Shares are available for purchase only by: (i) holders of Contracts offered prior to the Effective Date, except that X Class Shares may not be available to holders of the following
Contracts: Morgan Stanley Dean Witter Variable Life, Morgan Stanley Dean Witter Select Dimensions Variable Life and Morgan Stanley Dean Witter Select Dimensions AssetManager, or (ii) in the case of Variable Investment, holders of Contracts offered by Paragon Life Insurance Company in connection with an employer sponsored insurance program offered to certain employees of Morgan Stanley.

2. Y CLASS SHARES

Y Class Shares are offered at net asset value per share without a front-end sales charge. Y Class Shares are subject to a fee under each Fund's 12b-1 Plan, as applicable to each

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Portfolio, assessed at the annual rate of 0.25% of the average daily net assets of the Portfolio attributable to the Y Class Shares.

3. ADDITIONAL CLASS OF SHARES

The Board of Trustees of Select Dimensions and/or Variable Investment have the authority to create additional Classes, or change existing Classes, from time to time, in accordance with Rule 18f-3 under the 1940 Act.

II. EXPENSE ALLOCATIONS

Expenses incurred by a Portfolio are allocated among the various Classes of shares pro rata based on the net assets of the Portfolio attributable to each Class, except that 12b-1 fees relating to a particular Class are allocated directly to that Class.

III. VOTING

Each Class shall have exclusive voting rights on any matter that relates solely to its 12b-1 Plan. In addition, each Class shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class.